UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2019
TCF Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan	000-08185	38-2022454
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Fort Street,	Suite 1800
Detroit,	Michigan	48226
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code:  (800) 867-9757
Chemical Financial Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1 Par Value Per Share	TCF	The NASDAQ Stock Market
Depositary shares, each representing a 1/1000th interest in a share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock	TCFCP	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets

On August 1, 2019, TCF Financial Corporation, a Michigan corporation (previously known as Chemical Financial Corporation, the "Corporation") completed its previously announced merger-of-equals transaction (the "Merger") with TCF Financial Corporation, a Delaware corporation ("Legacy TCF"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 27, 2019, by and between the Corporation and Legacy TCF. At the effective time of the Merger (the "Effective Time"), Legacy TCF merged with and into the Corporation, with the Corporation surviving the Merger. At the Effective Time, the Corporation also changed its name from "Chemical Financial Corporation" to "TCF Financial Corporation" and changed its Nasdaq Stock Market ("NASDAQ") ticker symbol from "CHFC" to "TCF."

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Legacy TCF common stockholders has the right to receive 0.5081 shares (the "Exchange Ratio") of common stock of the Corporation for each share of common stock of Legacy TCF held by such stockholder ("Legacy TCF Common Stock"), with cash to be paid in lieu of fractional shares. Each outstanding share of the Corporation’s common stock remained outstanding and was unaffected by the Merger. Immediately following the Effective Time, the Corporation had approximately 153.5 million shares of common stock outstanding. Also, at the Effective Time, each outstanding share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of Legacy TCF, with a liquidation preference of $25,000 per share (the "Legacy TCF Preferred Stock"), and each related depositary share (the "Legacy TCF Depositary Shares"), was converted into the right to receive one share of a newly created series of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of the Corporation, with a liquidation preference of $25,000 per share (the "New Series C Preferred Stock"), and one depositary share, respectively, with equivalent rights and preferences. Immediately following the Effective Time, the Corporation had 7,000 shares of New Series C Preferred Stock outstanding and 7.0 million related depositary shares outstanding.

At the Effective Time, each equity award granted under Legacy TCF’s equity plans (a "Legacy TCF Equity Award") was adjusted so that its holder is entitled to receive a number of shares of the Corporation’s common stock equal to the product of (a) the number of shares of Legacy TCF Common Stock subject to such Legacy TCF Equity Award, as applicable, multiplied by (b) the Exchange Ratio and (c) rounded, as applicable, to the nearest whole share, and otherwise subject to the same terms and conditions (including, without limitation, with respect to vesting conditions (taking into account any vesting that occurred at the Effective Time for Legacy TCF Equity Awards granted to Legacy TCF’s non-employee directors) and cash dividend equivalent rights). All Legacy TCF Equity Awards held by an employee whose employment will continue with the Corporation will vest in their entirety to the extent such employee’s employment is terminated by the Corporation without cause or by the employee for good reason prior to the second anniversary of the closing date of the Merger. For any Legacy TCF Equity Awards that are subject to performance-based vesting, the number of shares of Legacy TCF Common Stock underlying such award was calculated and fixed as of the Effective Time assuming achievement of the applicable performance conditions at the greater of target level performance and the actual level of achievement of such conditions based on Legacy TCF’s performance results through the latest practicable date before the Effective Time, and such awards converted into service-based vesting awards with the applicable vesting date to be the last day of the original performance period. For purposes of Legacy TCF Equity Awards for which performance was achievable at a single level, the performance condition is no longer relevant as of the Effective Time of the Merger.

Upon the closing of the Merger, the shares of Legacy TCF Common Stock, which previously traded under the ticker symbol "TCF" on the New York Stock Exchange (the "NYSE"), and the Legacy TCF Depositary Shares, which previously traded under the ticker symbol "TCF.PRD" on the NYSE, have each ceased trading on, and were each delisted from, the NYSE.

Immediately following the Merger, the Corporation’s wholly owned bank subsidiary, Chemical Bank, a Michigan state-chartered bank, merged with and into Legacy TCF’s wholly owned bank subsidiary, TCF National Bank, a national banking association, with TCF National Bank surviving the merger (the "Combined Bank").

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, included as Annex A to the joint proxy statement/prospectus contained in the Joint Proxy Statement/Prospectus regarding the Merger that was filed by the Corporation with the Securities and Exchange Commission ("SEC") on May 3, 2019 pursuant to Rule 424(b)(3), and incorporated herein by reference.

Item 3.03.    Material Modifications to Rights of Security Holders.

In connection with the Merger, the Corporation registered and issued 7,000,000 depositary shares, with each depositary share representing a 1/1,000th interest in a share of the New Series C Preferred Stock (the "Depositary Shares"). Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the New Series C Preferred Stock (including the rights, preferences, privileges, qualifications, restrictions and limitations thereof). The Depositary Shares are listed on NASDAQ under the symbol "TCFCP."

The Depositary Shares are evidenced by Depositary Receipts ("Series C Depositary Receipts") issued under the Deposit Agreement originally dated as of September 14, 2017, by and between Legacy TCF, Computershare Trust Company N.A. and Computershare Inc., as amended and assumed by the Corporation. The New Series C Preferred Stock was issued under an amendment to the Corporation’s Restated Articles of Incorporation, as amended, as described in Item 5.03 below, which includes a Certificate of Designations with respect to the New Series C Preferred Stock.

Dividends on the New Series C Preferred Stock, if, as and when declared by the board of directors of the Corporation (the "Board") or a duly authorized committee thereof, will accrue and be payable on the liquidation preference of $25,000, on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.70%; provided, dividends not declared with respect to any dividend period shall not be cumulative. Accruals for the initial dividend period commenced on June 1, 2019. Under the terms of the New Series C Preferred Stock, the ability of the Corporation to pay dividends on, make distributions with respect to or repurchase, redeem or otherwise acquire shares of its common stock or any preferred stock ranking on parity with or junior to the New Series C Preferred Stock will be subject to restrictions in the event that the Corporation does not declare and either pay or set aside a sum sufficient for payment of dividends on the New Series C Preferred Stock for the then-current dividend period.
The New Series C Preferred Stock, and therefore the Depositary Shares, generally have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the New Series C Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the New Series C Preferred Stock as expressly provided by law. In addition, if dividends on any shares of the Series C Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series C Preferred Stock as to payment of dividends with similar voting rights have not been declared or paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series C Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Series C Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors to the Board.
The foregoing description of the New Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Restated Articles of Incorporation, which includes the Certificate of Designation for the New Series C Preferred Stock, filed as Exhibit 3.2 hereto and incorporated herein by reference. The foregoing description of the Depositary Shares and the Series C Depositary Receipts is also qualified in its entirety, by reference to the Deposit Agreement, as amended by the First Amendment to the Deposit Agreement, and the Form of Depositary Receipt, which were filed as Exhibits 4.4, 4.5 and 4.6, respectively, to our Registration Statement on Form 8-A filed by the Corporation with the SEC on July 30, 2019, and incorporated herein by reference.

The information set forth in Item 5.03 regarding the Corporation’s Restated Articles of Incorporation and the adoption of the Corporation’s amended and restated bylaws is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, effective as of the Effective Time, each of James R. Fitterling, Richard M. Lievense, John E. Pelizzari, Thomas C. Shafer, and Larry D. Stauffer resigned from the Board. Pursuant to the Merger Agreement, as of the Effective Time, the size of the Board was increased from 13 members to 16 members, consisting of eight directors from the Corporation and eight directors from Legacy TCF. Accordingly, as of August 1, 2019, the Board is comprised of the eight remaining members of the Board (consisting of Gary Torgow, David Provost, Ronald A. Klein, Barbara J. Mahone, Barbara L. McQuade, Jeffrey L. Tate, Arthur Weiss and Franklin C. Wheatlake) and the eight Legacy TCF directors who were designated by TCF (consisting of Craig R. Dahl, Vance K. Opperman, Peter Bell, Karen L. Grandstrand, Richard H. King, Roger J. Sit, Julie H. Sullivan, and Theresa M. H. Wise). Mr. Torgow continues as the Executive Chairman of the Board and Mr. Opperman was appointed as the lead independent director of the Board.

Individual appointments to the various committees of the Board are as follows (an asterisk denotes the chairperson(s) of the applicable committee):

Audit	Compensation and Pension	Corporate Governance and Nominating	Risk Management
Julie H. Sullivan* Karen L. Grandstrand Barbara J. Mahone Roger J. Sit Jeffrey L. Tate Franklin C. Wheatlake	Arthur A. Weiss* Karen L. Grandstrand Barbara J. Mahone Vance K. Opperman Roger J. Sit Jeffrey L. Tate	Ronald A. Klein* Peter Bell Richard H. King Barbara L. McQuade Vance K. Opperman Franklin C. Wheatlake
Karen L. Grandstrand*
Peter Bell
Richard H. King
Ronald A. Klein
Barbara J. Mahone
Barbara L. McQuade
Vance K. Opperman
Roger J. Sit
Julie H. Sullivan
Jeffrey L. Tate
Arthur A. Weiss
Franklin C. Wheatlake
Theresa M. H. Wise

Compliance and BSA	Finance	Strategic	Technology
Barbara L. McQuade* Peter Bell Arthur A. Weiss Theresa M. H. Wise
Jeffrey L. Tate*
Peter Bell
Karen L. Grandstrand
Richard H. King
Ronald A. Klein
Barbara J. Mahone
Barbara L. McQuade
Vance K. Opperman
Roger J. Sit
Julie H. Sullivan
Arthur A. Weiss
Franklin C. Wheatlake
Theresa M. H. Wise
		Ronald A. Klein* Vance K. Opperman* Richard H. King Julie H. Sullivan Arthur A. Weiss Franklin C. Wheatlake	Richard H. King* Ronald A. Klein Barbara L. McQuade Theresa M. H. Wise

On August 1, 2019, effective as of the Effective Time, Mr. Dahl (age 65) was appointed as the Corporation’s Chief Executive Officer and President and the Chief Executive Officer of the Combined Bank. Before that, Mr. Dahl served as Chairman of Legacy TCF since April of 2017 and President and Chief Executive Officer of Legacy TCF since January 1, 2016 and served as President of Legacy TCF since March 2015. Before that, he was an Executive Vice President of Legacy TCF since 1999. Mr. Dahl succeeds Mr. Provost, the Corporation’s former Chief Executive Officer and President, who was appointed as Vice Chair of the Corporation’s Board and Chair of the board of directors of the Combined Bank effective as of the Effective Time.
On August 1, 2019, effective as of the Effective Time, Thomas C. Shafer (age 60) was appointed as the President and Chief Operating Officer of the Combined Bank. Before that, Mr. Shafer served as Vice Chairman, President and Chief Executive Officer of Chemical Bank since June 21, 2017 and served as Executive Vice President and Director of Regional and Community Banking of Chemical Bank from November 2016 until June 21, 2017. Before that, Mr. Shafer served as Chief Operating Officer of Talmer Bancorp, Inc. and President of Talmer Bank from September of 2014 until November 2016. Mr. Shafer succeeds Brennan Ryan, the Corporation’s former Chief Operating Officer, who was appointed as Co-Chair of the Integration Steering Committee, effective as of the Effective Time. On July 31, 2019, Mr. Ryan and the Corporation entered into a letter agreement that provides that he will remain employed by the Corporation through January 10, 2020, at which time (unless his employment is earlier terminated for cause or due to death or disability), he will automatically incur a "termination without cause" (as defined in his employment agreement) and will be entitled to his applicable severance pay under his employment agreement. The letter agreement also provides that he will be entitled to his annual incentive bonus for the year ended December 31, 2019 equal to the greater of his target bonus or his actual bonus based on the Corporation’s performance measured through the latest practicable date prior to the Merger.
As previously disclosed, on January 27, 2019, in connection with the Merger, each of Mr. Torgow and Mr. Provost entered into retention agreements with the Corporation, which became effective on August 1, 2019 at the Effective Time. A description of the material terms of each retention agreement is set forth under "The Merger-Interests of Chemical Directors and Executive Officers-New Retention Agreements with David Provost and Gary Torgow," in the Joint Proxy Statement/Prospectus regarding the Merger that was filed by the Corporation with the SEC on May 3, 2019 pursuant to Rule 424(b)(3), and is incorporated herein by reference.

Also on January 27, 2019, in connection with the transaction, Legacy TCF entered into an amended and restated employment agreement with Mr. Dahl. This amended and restated employment agreement was assumed by the Corporation and became effective on August 1, 2019 at the Effective Time. A description of the material terms of Mr. Dahl’s employment agreement is set forth under "The Merger-Interests of TCF Directors and Executive Officers-Post-Closing Roles," in the Joint Proxy Statement/Prospectus regarding the Merger that was filed by the Corporation with the SEC on May 3, 2019 pursuant to Rule 424(b)(3), and is incorporated herein by reference.
On July 31, 2019, the Corporation entered into an amended and restated employment agreement with Mr. Shafer that supersedes and replaces his prior employment agreement. The new employment agreement has an initial two-year term commencing on July 31, 2019, the effective date, which automatically renews for successive periods unless either party provides the other party with notice of intention to terminate at least 30 days before an anniversary of the effective date, in which case the agreement will terminate at the end of the then-current two-year term. Under the new employment agreement, Mr. Shafer will receive an annual base salary of $950,000, subject to adjustment (which is unchanged from his base salary under his prior agreement). He is also entitled to participate in any equity-based compensation programs and annual bonus programs for senior officers offered by the Corporation, with an initial annual target for equity plan awards and an annual target bonus of 100% of base salary. He is also entitled to participate in health and dental, life insurance, short and long term disability insurance, retirement and other employee fringe benefit programs, and the Corporation will reimburse him for country club membership dues (up to $25,000 per year) and he will receive a monthly stipend of $900 per month to purchase or lease an automobile. Mr. Shafer’s new employment agreement also provides for certain severance payments upon termination of employment or a qualifying termination following a change in control of the Corporation, subject to his execution of a general release and waiver of claims against the Corporation or its affiliates. In general, his employment agreement also governs the treatment of his unvested equity incentive awards upon certain termination events, unless the award agreement is more favorable.
Under the new employment agreement, if Mr. Shafer’s employment is terminated without "cause" by the Corporation or he terminates his employment for "good reason" (each as defined in the agreement and each a "qualifying termination"), he is entitled to receive severance in the amount of two times his then current base salary (disregarding any reduction in base salary due to a good reason termination) plus the average of his cash bonuses under the Corporation’s annual cash incentive plan for each of the three most recently completed calendar years (the "Severance Payment"), payable in equal installments over 104 weeks; provided, that, he will not be entitled to the Severance Payment if he experiences a qualifying termination within two years of the Effective Time of the Merger. Under the employment agreement, if Mr. Shafer experiences a qualifying termination within two years following a "change in control" (as defined in the agreement), or within six months before the date of a change in control, we will pay him the Severance Payment in a lump sum cash payment; provided, that, the Merger will not constitute a change in control under this provision. In addition, the provision in his prior agreement that provided for his receipt of a lump sum retention bonus in the amount of the Severance Payment if he experienced a "good reason" event following a change in control was deleted, and he did not and will not receive such a payment with respect to the Merger.
The description of Mr. Torgow’s and Mr. Provost’s retention agreements that are incorporated by reference herein do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which were filed as Exhibits 10.1 and 10.2 of the Corporation’s Current Report on Form 8-K filed with the SEC on January 28, 2019, and incorporated herein by reference. The description of Mr. Dahl’s employment agreement that is incorporated by reference herein does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibits 10.1 hereto and incorporated herein by reference. The foregoing description of Mr. Ryan’s letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference. The foregoing description of Mr. Shafer’s amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.
In connection with the Merger, the Compensation and Pension Committee of the Board determined to grant equity retention awards of time-based restricted stock units ("TRSUs") to certain executive officers of the Corporation, including Mr. Shafer, to induce such executive officers to remain employed through the second anniversary of the Effective Time of the Merger. The grant date fair value of Mr. Shafer’s award is equal to approximately $4,184,583. Under the restricted stock unit agreement for the TRSUs (the "retention award agreement"), the TRSUs will vest in equal annual installments on the first and second anniversary of the August 1 grant date, subject to certain exceptions. The retention award agreement provides that, in the event of the executive’s termination without cause by us, or if executive terminates for a "modified good reason" (as defined in the retention award agreement), or if the executive dies or is disabled, or if the executive provides one-year written notice before the executive’s intended retirement after reaching age 55 with ten years of service, then all remaining restrictions will lapse, and such award will 100% vest. In addition, under the retention award agreement, if the executive is terminated without cause by us or the executive terminates his or her employment for good reason, in either case following a change in control (other than the Merger), all TRSUs granted to the executive under the agreement will 100% vest. The foregoing description of the retention award agreement does not purport to be complete and is qualified in its entirety by reference to the form of retention award agreement attached hereto as Exhibit 10.4 and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Corporation filed an amendment to its Restated Articles of Incorporation with the Michigan Department of Licensing and Regulatory Affairs, which became effective as of the Effective Time on August 1, 2019, to (a) change its name from "Chemical Financial Corporation" to "TCF Financial Corporation," as contemplated by the Merger Agreement, (b) increase the amount of authorized common stock from 135,000,000 shares to 220,000,000 shares, and (c) authorize 8,050 shares of, and to file the Certificate of Designations related to the, New Series C Preferred Stock. For a description of the New Series C Preferred Stock, reference is made to the information set forth under the heading "Description of Preferred Stock" in the Form 8-A filed with the SEC on July 30, 2019 by the Corporation and incorporated herein by reference.

The foregoing description of the amendment to the Corporation’s Restated Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Restated Articles of Incorporation filed as Exhibit 3.2 hereto and incorporated herein by reference.

The Merger Agreement included proposed amendments to the bylaws of the Corporation that became effective on August 1, 2019, at the Effective Time of the Merger (the "Bylaws"). The Bylaws will effect the corporate governance arrangements described below. For a period of 36 months following the Effective Time, or until August 1, 2022, the affirmative vote of at least 75% of the entire Board will be required to modify, amend or repeal the Bylaw provisions providing for these corporate governance arrangements, or to adopt any bylaw provisions or other resolutions inconsistent with such corporate governance arrangements (including by proposal or recommendation to the Corporation’s shareholders).

•
Composition of the Board. Upon completion of the Merger, the Board will be comprised of 16 directors, with eight Legacy Chemical directors and eight Legacy TCF directors. For a period of 36 months following the Effective Time, there will be eight "Legacy Chemical Directors," which are the directors initially designated by the Corporation (as set forth above under Item 5.02), and eight "Legacy TCF Directors," which are the directors initially designated by TCF (as set forth above under Item 5.02).

•
Replacement of Vacant Directorships and Nominations of Directors. The "Legacy Chemical Directors Nominating Committee" and the "Legacy TCF Directors Nominating Committee" will be committees of the Board comprised of all of the Legacy Chemical directors and all of the Legacy TCF directors, respectively, who satisfy the independence requirements (and any other requirements) for nominating committee membership under the rules of NASDAQ. Until August 1, 2022, the Legacy Chemical Directors Nominating Committee will have the exclusive authority to nominate directors to fill each seat previously held by a Legacy Chemical Director, and the Legacy TCF Directors Nominating Committee will have the exclusive authority to nominate directors to fill each seat previously held by a Legacy TCF Director.

•
Chair; Vice Chair; CEO and President; Lead Director. Effective on August 1, 2019, at the Effective Time of the Merger, Mr. Torgow will continue to serve as Chair of the Corporation and the Board, Mr. Provost will serve as Vice Chair of the Corporation and the Board, Mr. Dahl will serve as Chief Executive Officer and President of the Corporation and Mr. Opperman will serve as Lead Director of the Board. Until August 1, 2022, any removal of, termination of employment of, amendment or modification to any employment or similar agreement adversely affecting, or modification to any duties, authority or reporting relationships set forth in the bylaws of any of the persons set forth in the preceding sentence, will require the affirmative vote of at least 75% of the entire Board. The bylaws also set forth the duties of the Lead Director and provide that any additional grant or delegation of duties, power or authority to the Lead Director requires the affirmative vote of at least 75% of the Board.

•
Committees of the Board. Until August 1, 2022, each committee of the Board will have at least four members and, subject to compliance with any independence or other requirements of NASDAQ, will be composed of 50% Legacy Chemical Directors and 50% Legacy TCF Directors.

•
Corporate Name and Headquarters; Trading Symbol. Until August 1, 2022, the name of the Corporation will be "TCF Financial Corporation" and the shares of its common stock will be traded under the ticker symbol "TCF." The headquarters and principal office of the Corporation will be located in Detroit, Michigan.

•
Executive Management of the Combined Bank. The Corporation, in its capacity as sole shareholder of the Combined Bank, will cause the Combined Bank to appoint Mr. Provost as Chairman of the Combined Bank and Mr. Dahl as Chief

Executive Officer of the Combined Bank. Until August 1, 2022, the Corporation will cause the Combined Bank not to remove, terminate the employment of, appoint a replacement for or amend or modify any employment or similar agreement in a way adversely affecting either Mr. Provost or Mr. Dahl with regard to the foregoing capacities except with the affirmative vote of 75% of the entire Board. Until August 1, 2022, the Corporation may not exercise its authority, in its capacity as sole shareholder of the Combined Bank, to modify, amend or repeal any of the provisions of the bylaws of the Combined Bank relating to the duties, authority or reporting relationships of the Chairman or the Chief Executive Officer of the Combined Bank without the affirmative vote of at least 75% of the entire Board.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.3 hereto and incorporated herein by reference.

Item 8.01.    Other Events

As noted above, in connection with the Merger, the Corporation changed its name from "Chemical Financial Corporation" to "TCF Financial Corporation." The Corporation’s common stock will continue to trade on NASDAQ, but its ticker symbol changed from "CHFC" to "TCF" effective August 1, 2019. The Corporation’s common stock certificates that were outstanding immediately before the Effective Time of the Merger are not affected by the name change; they continue to be valid and do not need to be exchanged.

We are also filing this Current Report on Form 8-K for the purpose of updating the description of the Corporation’s capital stock contained in the Corporation’s Form S-3 Registration Statement filed with the SEC on May 10, 2017. The description of capital stock attached as Exhibit 4.1 hereto and incorporated herein by reference shall modify and supersede any description of the Corporation’s capital stock contained in its previous filings.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited consolidated statement of financial condition of Legacy TCF and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 10-K of Legacy TCF and are hereby incorporated by reference to Exhibit 99.1 hereto.

The unaudited consolidated statement of financial condition of Legacy TCF and subsidiaries as of June 30, 2019, and the related consolidated statements of income, comprehensive income, and equity for the three-month and six-month periods ended June 30, 2019 and 2018, and the related consolidated statement of cash flows for the six month periods ended June 30, 2019 and 2018 are hereby incorporated by reference to Exhibit 99.2 hereto.

(b)    Pro Forma Financial Information.
The unaudited pro forma combined condensed consolidated statements of financial condition as of December 31, 2018 and the unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2018, are attached as Exhibit 99.3 hereto, and are here incorporated by reference.
The unaudited pro forma combined condensed consolidated statements of financial condition as of March 31, 2019 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2019, are attached as Exhibit 99.4 hereto, and are here incorporated by reference.

(d)    Exhibits.

Exhibit Number	Document

2.1
Agreement and Plan of Merger between Chemical Financial Corporation and TCF Financial Corporation dated as of January 27, 2019 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on January 28, 2019)

3.1	Restated Articles of Incorporation of TCF Financial Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-Q for the quarter ended March 31, 2017)

3.2	Amendment to the Restated Articles of Incorporation of TCF Financial Corporation, including the Certificate of Designations of 5.70% Series C Non- Cumulative Perpetual Preferred Stock

3.3	Bylaws of TCF Financial Corporation, as of August 1, 2019

4.1	Description of Capital Stock

10.1	Employment Agreement dated January 27, 2019 between TCF Financial Corporation and Craig R. Dahl (incorporated by reference to Legacy TCF’s Current Report on Form 8-K filed on January 28, 2019)

10.2	Letter Agreement dated July 31, 2019 between Chemical Financial Corporation and Brennan Ryan

10.3	Amended and Restated Employment Agreement dated July 31, 2019 between Chemical Financial Corporation and Thomas C. Shafer

10.4	Form of Retention Time-Vesting Restricted Stock Unit Agreement

23.1	Consent of KPMG LLP (with respect to Legacy TCF)

99.1
Audited consolidated financial statement of financial condition of Legacy TCF and subsidiaries as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2018 (incorporated by reference to Legacy TCF’s Annual Report on Form 10-K filed on February 26, 2019)

99.2
Unaudited consolidated statement of financial condition of Legacy TCF and subsidiaries as of June 30, 2019, the related consolidated statements of income, comprehensive income, and equity for the three-month and six-month periods ended June 30, 2019 and 2018, and the related consolidated statements of cash flows for the six month periods ended June 30, 2019 and 2018 (incorporated by reference to Legacy TCF’s Quarterly Report on Form 10-Q filed on July 31, 2019)

99.3
Unaudited pro forma combined condensed consolidated statements of financial condition as of December 31, 2018 and the unaudited pro forma combined condensed consolidated statements of income for the year ended December 31, 2018 (incorporated by reference to the Corporation’s Amendment No. 1 to Form S-4 filed with the SEC on May 2, 2019)

99.4
Unaudited pro forma combined condensed consolidated statements of financial condition as of March 31, 2019 and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2019 (incorporated by reference to the Corporation’s Current Report on Form 8-K filed with the SEC on June 25, 2019)

101.1	Interactive Data File.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 1, 2019	TCF FINANCIAL CORPORATION (Registrant)

/s/ Craig R. Dahl
Craig R. Dahl Chief Executive Officer and President (Principal Executive Officer)

/s/ Dennis L. Klaeser
Dennis L. Klaeser Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kathleen S. Wendt
Kathleen S. Wendt Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)